EXHIBIT 23




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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of Vanguard Energy Corporation on Form S-8 whereby the Company plans to sell up to 1,500,000 shares of common stock upon the exercise of stock options granted pursuant to the Company's Non-Qualified Stock Option Plan. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                                HART & HART, LLC

                               /s/ William T. Hart

                                 William T. Hart


Denver, Colorado
April 3, 2013




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                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 27, 2012 relating to the consolidated balance sheets of Vanguard Energy Corporation as of September 30, 2012 and 2011 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years ended September 30, 2012 and 2011.


/s/ Briggs & Veselka Co.

Briggs & Veselka Co.
Houston, Texas
April 3, 2013




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                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent in this Registration Statement of Vanguard Energy Corporation on Form S-8 to our reserve estimates as of September 30, 2012 and to
Exhibit 99 incorporated by reference in this Registration Statement relating to the Company's proven oil and gas reserves.


                               NOVA RESOURCE, INC.


                                    By: /s/ Joseph V. Rochefort
                                        ----------------------------------------
                                        Joseph V. Rochefort, President

April 3, 2013
Dallas, Texas